Exhibit 99.1

Press Release

KEMPER AND INFINITY ANNOUNCE RECEIPT OF APPROVALS

TO CLOSE ACQUISITION OF INFINITY

CHICAGO and BIRMINGHAM, Ala.—June 28, 2018 -- Kemper Corporation (NYSE: KMPR) and Infinity Property and Casualty Corporation (NASDAQ: IPCC) today announced receipt of all regulatory approvals necessary to complete the previously announced proposed acquisition by Kemper of Infinity, a leading provider of auto insurance focused on serving the specialty, nonstandard segment. The acquisition is subject to closing conditions and is expected to close on July 2, 2018.

“We’re pleased to have received all of the regulatory approvals needed to close our acquisition of Infinity,” said Joseph P. Lacher, President and Chief Executive Officer of Kemper. “Our teams have been working hard toward integration, and this important step brings us closer to our strategic combination to form a leader in the specialty auto insurance market.”

Glen N. Godwin, Infinity Chief Executive Officer, added: “The receipt of approvals is a key milestone in our ability to consummate our merger and create a stronger company for the benefit of all our stakeholders.”

About Kemper Corporation

The Kemper family of companies is one of the nation’s leading insurers. With $8 billion in assets, Kemper is improving the world of insurance by offering personalized solutions for individuals, families and businesses. Kemper’s businesses collectively:

•	Offer insurance for home, auto, life, health and valuables

•	Service six million policies

•	Represented by 20,000 agents and brokers

•	Employ 5,550 associates dedicated to providing exceptional service

•	Licensed to sell insurance in 50 states and the District of Columbia

Learn more about Kemper.

About Infinity Property and Casualty Corporation

Infinity Property and Casualty Corporation (NASDAQ: IPCC) is a national provider of automobile insurance with a concentration on nonstandard auto insurance. Its products are offered through a network of approximately 10,600 independent agencies and brokers. For more information about Infinity, please visit www.infinityauto.com.

Cautionary Statements Regarding Forward-Looking Information

This communication may contain or incorporate by reference statements or information that are, include or are based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations, intentions, beliefs or forecasts of future events or otherwise for the future, and can be identified by the fact that they relate to future actions, performance or results rather than relating strictly to historical or current facts. Words such as “believe(s),” “goal(s),” “target(s),” “estimate(s),” “anticipate(s),” “forecast(s),” “project(s),” “plan(s),” “intend(s),” “expect(s),” “might,” “may,” “could” and variations of such words and other words and expressions of similar meaning are intended to identify such forward-looking statements. However, the absence of such words or other words and expressions of similar meaning does not mean that a statement is not forward-looking.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees or assurances of future performance. No assurances can be given that the results and financial condition contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and can be affected by inaccurate assumptions or by known or unknown risks and uncertainties that may be important in determining actual future results and financial condition. The general factors that could cause actual results and financial condition to differ materially from those expressed or implied include, without limitation, the following: (a) the satisfaction or waiver of the conditions precedent to the consummation of the proposed merger transaction involving Kemper Corporation (“Kemper”), a wholly-owned subsidiary of Kemper and Infinity Property and Casualty Corporation (“Infinity”); (b) unanticipated difficulties or expenditures relating to such proposed merger transaction; (c) risks relating to the value of the shares of Kemper’s common stock to be issued in such proposed merger transaction; (d) disruptions of Kemper’s and Infinity’s current plans, operations and relationships with third persons caused by the announcement and pendency of such proposed merger transaction, including, without limitation, the ability of the combined company to hire and retain any personnel; (e) legal proceedings that may be instituted against Kemper and Infinity in connection with such proposed merger transaction; and (f) those factors listed in annual, quarterly and periodic reports filed by Kemper and Infinity with the Securities and Exchange Commission (the “SEC”), whether or not related to such proposed merger transaction.

Kemper and Infinity assume no, and expressly disclaim any, duty or obligation to update or correct any forward-looking statement as a result of events, changes, effects, states of facts, conditions, circumstances, occurrences or developments subsequent to the date of this communication or otherwise, except as required by law. Readers are advised, however, to consult any further disclosures Kemper and Infinity make on related subjects in its filings with the SEC.

Additional Information About the Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication relates to the proposed merger transaction involving Kemper, a wholly-owned subsidiary of Kemper and Infinity, among other things. In connection therewith, Kemper filed with the SEC a Registration Statement on Form S-4 that includes a definitive joint proxy statement of Kemper and Infinity and also constitutes a definitive prospectus of Kemper, and each of Kemper and Infinity may be filing with the SEC other documents regarding the proposed transaction. Kemper and Infinity commenced mailing of the definitive joint proxy statement/prospectus to Kemper’s shareholders and Infinity’s shareholders on April 30, 2018. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITYHOLDERS OF KEMPER AND/OR INFINITY ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and securityholders may obtain free copies of the definitive joint proxy statement/prospectus, any amendments or supplements thereto and other documents filed with the SEC by Kemper and Infinity through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Kemper are available free of charge under the “Investors” section of Kemper’s website located at http://www.kemper.com or by contacting Kemper’s Investor Relations Department at 312.661.4930 or investors@kemper.com. Copies of the documents filed with the SEC by Infinity are available free of charge under the “Investor Relations” section of Infinity’s website located at http://www.infinityauto.com or by contacting Infinity’s Investor Relations Department at 205.803.8186 or investor.relations@infinityauto.com.

Contact

News Media:	Barbara Ciesemier
312.661.4521
bciesemier@kemper.com

Investors:	Michael Marinaccio
312.661.4930
investors@kemper.com